UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 17, 2012

CTI INDUSTRIES CORPORATION
(Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Lake Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(847) 382-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 – Entry in to a Material Definitive Agreement

On July 17, 2012, Registrant entered into Amendment Number 3 to the Credit Agreement between Registrant and BMO Harris Bank N.A. (“BMO Harris”) pursuant to which (i) the amount of the loan commitment on the revolver loan of BMO Harris was increased from $9 million to $12 million, (ii) BMO Harris consented to a transaction among Registrant and BMO Private Equity (U.S.), Inc. (“BMO Equity”) and (iii) the term of credit and loans to Registrant provided in the Credit Agreement and BMO Harris was extended to July 17, 2017.

Also, on July 17, 2012, Registrant entered into a Note and Warrant Purchase Agreement with BMO Equity pursuant to which (i) BMO Equity advanced to Registrant the sum of $5 million and (ii) Registrant issued to BMO Equity a warrant to purchase up to Four Percent (4%) of the outstanding shares of common stock of Registrant on a fully-diluted basis (140,048 shares of common stock of Registrant) at the price of One Cent ($0.01) per share. The term of the loan provided for in the Agreement is five years. Interest is payable on the outstanding balance of the loan at the rate of 11.5% per annum.

The Note and Warrant Purchase Agreement includes provisions for:

(i)	a closing fee of $100,000

(ii)	payment of the principal amount in five years with optional prepayment subject to certain prepayment premiums;

(iii)	security for the note obligations in all assets of Registrant junior to the security interest of BMO Harris;

(iv)	various representations and warranties and covenants of Registrant;

(v)	financial covenants including an applicable senior leverage ratio, fixed charge coverage ratio and tangible net worth amount.

A press release concerning the foregoing transaction is attached hereto as Exhibit 99.1.

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Item No. 3.02 – Unregistered Sales of Equity Securities

In connection with and pursuant to the Note and Warrant Purchase Agreement, on July 17, 2012, Registrant issued to BMO Equity a warrant to purchase up to 140,048 shares of the common stock of Registrant at the price of One Cent ($0.01) per share. The warrant is for a ten year term. The warrant may be exercised at any time during its term, in whole or in part. The number of shares subject to the warrant is subject to adjustment if Registrant issues stock below market price. The Warrant Agreement includes (i) the right of BMO Equity to one demand registration of the shares subject to the warrant, (ii) the right to participate in any registration of shares by Registrant, (iii) the right of BMO Equity to require Registrant to repurchase the warrants at market value within 18 months of payment or maturity of the Note or a default by Registrant under the Note and Warrant Purchase Agreement, Note or Warrant and (iv) the right of BMO Equity to participate in a sale of a majority interest in Registrant.

The sale of the securities to BMO Equity is exempt from registration pursuant to Section 4(1) of the Securities Act of 1933 as a transaction not involving a public offering. The purchaser of the securities is accredited within the meaning of the Act and regulations, purchased the securities for investment and not with a view to re-sale or distribution thereof and the securities include a restriction that they may not be sold or transferred in the absence of registration or an exemption therefrom.

Item No. 9.01 – Exhibit

The following exhibit is attached hereto:

Exhibit No.	Exhibit

99.1	Press Release Dated July 17, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: July 17, 2012	By:	/s/ Stephen M. Merrick
Stephen M. Merrick
Executive Vice President

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